Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-16837) pertaining to the 1996 Non-Qualified Employee Stock Purchase Plan of AvalonBay Communities, Inc. of our report dated March 28, 2003, with respect to the financial statements of the AvalonBay Communities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

McLean, Virginia March 28, 2003